Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form F-3 No. 333-128138 and related Prospectus of TTI Team Telecom International Ltd. for the registration of 4,408,123 shares of its ordinary shares and to the incorporation by reference therein of our report dated March 29, 2006, with respect to the consolidated financial statements of TTI Team Telecom International Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

                                           /s/ KOST, FORER GABBAY and KASIERER

Tel-Aviv, Israel                              KOST, FORER GABBAY and KASIERER
May 15, 2006                                 A Member of Ernst & Young Global